Exhibit 99.1

Comparable Script Count Growth FY'09 FY'10 0.2% (1.7%) (1.0%) (0.9%) 2.2% 1.4% 1.8% (2.0%) (1.5%) (1.0%) (0.5%) 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% Q1 FY'09 Q2 FY'09 Q3 FY'09 Q4 FY'09 Q1 FY'10 Q2 FY'10 Sept

Low Volume Stores Adjusted EBITDA Improvement $10.6 Total Improvement 7.0 DC Freight & Handling ($ in millions) Adjusted EBITDA Impact (1) Front End Sales & Gross Profit ($9.8) Payroll 11.4 Other Operating Expenses 2.0 New labor model Bi-weekly delivery Inventory reduction Reduced ad in some stores 2nd Quarter Fiscal 2010 Compared to 2nd Quarter Fiscal 2009 (1) Excludes impact of Rx sales and margin.

Store Segmentation – Script Opportunity Stores Same Store Script Growth Script Growth Tool Box Improve customer service Grass roots marketing effort Transfer coupons Rx Savings Card Courtesy refill -1.00% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% March April May June July August September Rx Opportunity Stores All Other

Control Labor Costs Pharmacy Scripts per Pharmacist Hour Front End Sales per Labor Hour 12 13 14 15 Mar Apr May Jun Jul Aug FY09 FY10 Front End Sales per Labor Hour $110 $105 $100 $95 $90 Mar Apr May Jun Jul Aug FY09 FY10

Reduce Supply Chain Costs

- Enabled by lowering inventory investment
- Warehouse operating efficiencies
- Elimination of satellite facilities
- Facility closures
  - Atlanta
  - Long Island
- Improved transportation routing
- More efficient delivery model based on store segmentation

Distribution Costs as % of Sales



1.79%
1.80%
1.69%
1.53%
1.48%
1.55%
Q1
Q2
Q3
Q4
Q1
Q2
Fiscal 2009
Fiscal 2010